EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of ProLink Holdings Corp. (the “Company”) on Form 10-QSB for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Lawrence D. Bain, Chief Executive Officer of Prolink Holdings Corp., and Michael S. Browne, Chief Financial Officer of Prolink Holdings Corp., certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of we.

By:	/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer

By:	/s/ Michael S. Browne
Michael S. Browne
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to ProLink Holdings Corp. and will be retained by ProLink Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.